EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We are aware that our report dated October 25, 1996 on our reviews of interim condensed consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month and nine-month periods ended September 30, 1996 and 1995, and included in the Company's Form 10-Q for the quarter ended September 30, 1996, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 2-78422, 33-14791, 33-48690, 33-49842, 33-58763 and 33-58767), and Form S-3
(Registration No. 33-48089). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                    /s/ COOPERS & LYBRAND L.L.P.

                                    COOPERS & LYBRAND L.L.P.






St. Paul, Minnesota
October 25, 1996